Exhibit 10.6

SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND CONSENT AGREEMENT (this “Agreement”) dated as of February 15, 2018 (the “Effective Date”) is entered into among VENUS CONCEPT CANADA CORP., an Ontario corporation (“Venus Canada”), VENUS CONCEPT USA INC., a Delaware corporation (“Venus USA” and together with Venus Canada, each a “Borrower” and collectively, the “Borrowers”), VENUS CONCEPT LTD., an Israeli corporation (the “Parent”), the Lenders party hereto and MADRYN HEALTH PARTNERS, LP, a Delaware limited partnership, as Administrative Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrowers, the Parent, the Guarantors, the Lenders and the Administrative Agent have entered into that certain Credit Agreement dated as of October 11, 2016 (as amended by that certain First Amendment to Credit Agreement and Investment Documents dated as of May 25, 2017, and as further amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Parent, Venus USA and Venus Concept France SAS (“Venus France”) intend to acquire certain assets (the “NeoGraft Acquisition”) from (as applicable) NeoGraft Solutions Inc., NeoGrafters Limited, 1904247 Ontario Ltd., NeoGraft Holding Corp., NeoGraft Solutions Corp., NeoGrafters US Corp., and Societe De Promotion Et Diffusion D’Equipement Medical Medicamat, (collectively, the “Vendor Parties”) pursuant to that certain Master Asset Purchase Agreement, dated as of January 26, 2018 (the “Purchase Agreement”) by and among the Vendor Parties, Miriam Merkur and the Parent and related agreements;

WHEREAS, the NeoGraft Acquisition is not permitted under Section 8.02 of the Credit Agreement;

WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders (i) consent to the consummation of the NeoGraft Acquisition notwithstanding Section 8.02 of the Credit Agreement, (ii) consent to the Disposition of certain assets acquired in connection with the NeoGraft Acquisition by the Parent to Venus France notwithstanding Sections 8.05 and 8.08 of the Credit Agreement and (iii) make certain amendments to the Credit Agreement, in each case as set forth herein;

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to (i) consent to the consummation of the NeoGraft Acquisition notwithstanding Section 8.02 of the Credit Agreement, (ii) consent to the Disposition of certain assets acquired in connection with the NeoGraft Acquisition by the Parent to Venus France notwithstanding Sections 8.05 and 8.08 of the Credit Agreement and (iii) make certain amendments to the Credit Agreement, in each case on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Credit Agreement.

(a) Section 8.01 of the Credit Agreement is hereby amended by (i) deleting the text “and” at the end of clause (q) thereof and renumbering the subsequent clause as “(r)”; (ii) deleting the text “.” at the end of clause (r) thereof and replacing it with the text “; and”; and (iii) adding the following as a new clause (s) thereto:

(s) Liens in favor of JPMorgan Chase Bank, N.A., as escrow agent pursuant to that certain Escrow Agreement, dated as of February 15, 2018, by and among, inter alia, NeoGraft Holding Corp., NeoGraft Solutions Corp., NeoGrafters US Corp., the Parent, and JPMorgan Chase Bank, N.A., on an escrow deposit in an amount not to exceed $2,800,000 deposited by the Parent with JPMorgan Chase Bank, N.A. (plus any interest thereon) in connection therewith.

(b) Section 8.03 of the Credit Agreement is hereby amended by (i) deleting the text “and” at the end of clause (i) thereof; (ii) deleting the text “.” at the end of clause (j) thereof and replacing it with the text “; and”; and (iii) adding the following as a new clause (k) thereto:

(k) that certain Earn Out Obligation arising pursuant to that certain Master Asset Purchase Agreement, dated as of January 26, 2018, by and among Vendor Parties (as defined therein) and the Parent, in an aggregate amount not to exceed $2,000,000.

2. Consent.

Subject to the terms and conditions set forth herein, the Administrative Agent and each Lender party hereto hereby:

(a) Consent to the consummation of the NeoGraft Acquisition by the applicable Loan Parties, notwithstanding Section 8.02 of the Credit Agreement; provided, that:

(i) the property acquired in the NeoGraft Acquisition is used or useful in the same or a related or complementary line of business as the Parent and its Subsidiaries were engaged in on the Effective Date (or any reasonable extensions or expansions thereof);

(ii) within ten (10) Business Days of the acquisition by any Loan Party of any IP Rights in connection with the NeoGraft Acquisition, the Administrative Agent shall have received executed notices of grant of security interests with respect to any IP Rights acquired in connection with the NeoGraft Acquisition and registered in the United States or Canada, including, without limitation, those certain IP Rights set forth on Schedule A attached hereto;

(iii) the NeoGraft Acquisition is not a “hostile” Acquisition and has, to the extent required, been approved by the board of directors and/or the shareholders (or equivalent) of each of the Parent, Venus USA and the Vendor Parties;

(iv) the Borrowers have delivered to the Administrative Agent pro forma financial statements for the Parent and its Subsidiaries after giving effect to the NeoGraft Acquisition for the twelve month period ending as of the most recent fiscal quarter end in a form satisfactory to the Administrative Agent;

(v) the NeoGraft Acquisition shall have been consummated solely with cash, including the cash proceeds of the issuance of Equity Interests in the Parent pursuant to that certain Series D Preferred Share Purchase Agreement, dated as of February 15, 2018, in an aggregate amount not to exceed $10,000,000 (subject to any purchase price adjustments made in accordance with the terms of the Purchase Agreement; provided, that, any purchase price adjustment based on estimated net working capital as of the closing of the NeoGraft Acquisition shall not exceed 5% of the purchase price set forth in the Purchase Agreement); and

(vi) the Administrative Agent shall have received a certificate from the Loan Parties certifying that the conditions set forth in the foregoing clauses (i), (iii), (iv), and (v) have been satisfied.

(b) Consent to the Disposition of certain assets acquired by the Parent under the Purchase Agreement to Venus France, notwithstanding Sections 8.05 and 8.08 of the Credit Agreement; provided; that, (i) the fair market value, determined as of the closing of the NeoGraft Acquisition, of all such assets shall not exceed $700,000 in the aggregate, and (ii) such Disposition shall occur substantially simultaneously with the consummation of the NeoGraft Acquisition.

The consents set forth in this Section 2 shall not modify or affect the Loan Parties’ obligations to comply fully with the terms of Sections 8.02, 8.05 and 8.08 of the Credit Agreement in any other respects or any other duty, term, condition or covenant contained in the Credit Agreement or any other Loan Document now or in the future. The consents set forth in this Section 2 are one-time consents and are limited solely to the matters set forth in this Section 2, and nothing contained herein shall be deemed to constitute a consent to or waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable law. The Credit Agreement shall remain in full force and effect according to its terms.

3. Conditions Precedent.

This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Loan Parties, the Required Lenders and the Administrative Agent; and

(b) receipt by Moore & Van Allen PLLC, counsel to the Administrative Agent, of all its fees and expenses unpaid to date and owing pursuant to the terms of the Investment Documents.

4.	Release.

As a material part of the consideration for Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a) By their respective signatures below, the Loan Parties hereby agree that the Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents on or prior to the date hereof.

(b) Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i) It has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same. Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii) No Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein. Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii) Each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv) The Loan Parties are the sole owner of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c) Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement. The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Loan Documents.

5. Miscellaneous.

(a) The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Investment Documents, except as expressly modified by this Agreement, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b) The Loan Parties hereby represent and warrant as follows:

(i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii) This Agreement has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(iii) No consent, approval, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(c) Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such liens and security interests in any manner.

(d) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy or electronic mail shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(e) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS

VENUS CONCEPT CANADA CORP.,
an Ontario corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

VENUS CONCEPT USA INC
a Delaware corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: President

PARENT:

VENUS CONCEPT LTD.,
an Israeli corporation

/s/ Domenic Serafino
Name: Domenic Serafino
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:

MADRYN HEALTH PARTNERS. LP, a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

LENDERS:

MADRYN HEALTH PARTNERS, LP. a Delaware limited partnership

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member

MADRYN HEALTH PARTNERS (CAYMAN MASTER) LP

By: MADRYN HEALTH ADVISORS, LP
its General Partner

By: MADRYN HEALTH ADVISORS GP, LLC, its General Partner

By:	/s/ Peter Faroni

Name:	Peter Faroni
Title:	Member